EXHIBIT 11.1
                              AMCON Distributing Company
                     Statement of Computation of Per Share Earnings
           For the three months and six months ended March 31, 1997 and 1996


                                           Three months ended         Six
months ended
                                                March 31,
March 31,
                                            1997         1996
1997         1996
                                         ---------    ---------
----------    ---------
1.  Weighted average common
     shares outstanding                  2,450,000    2,450,000
2,450,000    2,450,000

2.  Weighted average treasury
     shares outstanding                     (4,097)      (4,097)
(4,097)      (4,097)

3.  Weighted average of net
     additional shares outstanding
     assuming dilutive warrants
     exercised and proceeds used
     to purchase treasury stock              5,626        16,729
4,177       18,357
                                         ---------     ---------
---------    ---------

4.  Weighted average number of
     common and common equivalent
     shares outstanding                  2,451,529     2,462,632
2,450,080    2,464,260
                                         =========     =========
=========    =========

5.  Net income                           $ 131,573     $ (68,871)
$1,108,540    $ 256,271

    Accretion of preferred stock                 -       (25,000)
-      (50,000)
                                         ---------     ---------
----------    ---------

    Net income attributable to
      common shareholders                $ 131,573     $ (93,871)
$1,108,540    $ 206,271
                                         =========     =========
==========    =========

6.  Earnings per common and
      common equivalent share
      attributable to common
      shareholders                       $    0.05     $   (0.04)    $
0.45    $    0.08
                                         =========     =========
=========   ========